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                                                                   EXHIBIT 10.11


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                               THE OPTION CONTRACT


                 -----------------------------------------------


                               XIAO GEHUI, WU ZHAN
                                 LI YU, WANG JIN


                                       AND


                                Fintel Group Ltd.


                                  MAY 19, 2005


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THIS CONTRACT is dated the May 19, 2005.

BETWEEN:

         1)       Xiao Gehui
         ID No: 430422197509215453
         Address: 1 Tianmashang Nan Road, Zhengxiang District, Hengyang, Hunan

         2)       Wan Zhan,
         ID No: 61012119740621597X,
         Address: No. 6205-206, 067 Jidi Family member Yard, Yanta District, Xi'an, Shanxi

         3)       Li Yu
         ID No: 210402197404200515
         Address: 1-202, 8th Lize building, 19 Xinjiekou Wai Street, Haidian District, Beijing

         4)       Wang Jin
         ID No: 210103710814211
         Address: 3-2-1, 163-8 Qinnian Street, Shenhe District, Shenyang

         (XiaoGehui, Wu Zhan, Li Yu and Wang Jin ) are hereinafter collectively referred to as the "Vendors" and each individually referred to as the "Vendor"); and

         5) Fintel Group Ltd., a company incorporated in HONG KONG (the "Purchaser")
         Address: Suit 306, Hengbang Commercial Center, 28 Shanghai Street, Kowloon, Hongkong Legal representative: Chen Yu

WHEREAS:

(A) Beijing Zhong Qi Tian Ji Science and Trade Co., Ltd (the "Company") is a domestic joint venture company with limited liability incorporated in the People's Republic of China (the "PRC") and has as at the date hereof a registered capital of RMB 25,000,000, a net asset of RMB 31,570,678 and net asset of RMB 9,670,678 deducted the due shareholder's contribution by November 30, 2004
(B) As at the date of this Contract, the Purchaser is a wholly owned subsidiary of Financial Telecom Limited (USA) Inc. (the "Fintel Company"), the shares of which are currently listed on the Over-the-Counter Bulletin Board ("OTCBB") of the United States (OTCBB
         Symbol: FLTL.OB).
(C) Another wholly owned subsidiary of the Fintel Company has signed the long term service agreement with the Vendors, which stipulates that the wholly owned subsidiary shall provide the Vendors with the long term financial and management service. In order to stimulate the wholly owned subsidiary and improve its service quality, the Vendors have agreed to empower the Option to the Purchaser and the Purchaser has agreed to accept the Option according to the terms and conditions of this Contract. Please see Clause 1 of this Contract for the definition of Option.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and agreements contained herein, the terms and conditions hereby are agreed upon by the Parties in this Contract:


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1.       INTERPRETATION

         1.1 In this Contract (including the Recitals), unless the context otherwise requires, the following words and expressions shall have the following meanings ascribed to each of them below:

"CONTRACT"                          this Contract for the Option Contract, as
                                    amended or supplemented from time to time;
"BUSINESS DAY"                      From Monday to Friday except PRC's public
"OPTION"                            holidays; Within one year after this
                                    Contract is signed by Parties, The Purchaser
                                    is entitled to purchase Sale Interests
                                    according to Clause 4.1 of this Contract and
                                    execute the right to Change the Transferable
                                    Note according to Clause 2.6 and 2.7 and 4.1
                                    of this Contract;
"THE TERM OF OPTION"                One year after this Contract is signed by
"SALE INTERESTS"                    Parties. 19% of the entire interest in the
                                    registered capital of the Company to be sold
                                    by the Vendors to the Purchaser according to
                                    Option of this Contract, in which 6.5% of
                                    the entire interest in the registered
                                    capital of the Company to be sold by Xiao
                                    Gehui to the Purchaser, 5% of the entire
                                    interest in the registered capital of the
                                    Company to be sold by Wu Zhan to the
                                    Purchaser, 5% of the entire interest in the
                                    registered capital of the Company to be sold
                                    by Li Yu to the Purchaser, and 2.5% of the
                                    entire interest in the registered capital of
                                    the Company to be sold by Wang Jin to the
                                    Purchaser; "FINTEL COMPANY" Financial
                                    Telecom Limited (USA) Inc.(pound) a company
                                    incorporated under the laws of the state of
                                    Nevada, United States, the shares of which
                                    are currently listed on the Over-the-Counter
                                    Bulletin Board ("OTCBB") of the United
                                    States (OTCBB Symbol:FLTL.OB).
"CONSIDERATION SHARES"              New restricted shares of the Fintel Company
                                    to be allotted and issued in the name of the
                                    Vendors or their nominees for the
                                    consideration of Sale Interests and the
                                    Transferable Note according to Clause 4.1,
                                    which are restricted according to Rule 144
                                    promulgated under the U.S Securities Act and
                                    are calculated by the Consideration
                                    regulated in Clause 4.1 /50% of the average
                                    share price of 30 business days before
                                    Completion;
"TRANSFERABLE NOTE"                 The debt certificate issued by the Vendors
                                    to the Purchaser. After the Vendors are
                                    satisfied by the consideration from the
                                    Purchaser according to Clause 4.1 of this Contract, they shall owe the Purchaser the debt of USD 266,667 without interests and pay off the debt of USD 266,667 after ten years from the issuing date of the debt certificate. During the Term of Transferable
                                    Note, the Purchaser shall be entitled to execute the right to change the Vendors' debt to 11% of the entire interest in the registered capital of the Company according to Clause 2.6 and 2.7 of this Contract.


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"THE TERM OF TRANSFERABLE NOTE"     Within ten years after the issuing date of
                                    the Transferable Note.
"Repurchasing"                     The Vendor shall have the rights to
                                    repurchase Sale Interests and the rights and
                                    execution of the Transferable Note within
                                    thirty-third month after Completion date
                                    from the Purchaser.
"RESTRICTED TRADING PERIOD"         a period of twelve (12) & twenty-four (24) &
                                    thirty-six (36) months from the date on
                                    which the Consideration Shares being
                                    allotted and issued to the Vendors or their
                                    nominees; twelve months for 37.5% of the
                                    Consideration Shares, eighteen months for
                                    another 18.75% of the Consideration Shares,
                                    twenty-four months for another 31.25% of the
                                    Consideration Shares, thirty-six months for
                                    another 12.5% shares of the Consideration
                                    Shares;
"COMPLETION"                        The execution of Option in accordance with
                                    the terms and conditions of this Contract
                                    including the completion of the sale and
                                    purchase of the Sale Interests and the
                                    issuing of the Transferable Note and the
                                    satisfaction of the Consideration in
                                    accordance with the terms and conditions of
                                    this Contract;
"COMPLETION DATE"                   the date falling on the 5th Business Day
                                    after the conditions set out in Clause 3.2 ,
                                    3.3 have been fulfilled or waived by the Purchaser and the Vendors according to Clause 3.5;

"THE DATE OF THE BALANCE SHEET"     November 30, 2004

2.       OPTION

         2.1 Subject to the terms and conditions of this Contract, each of the Vendors, agrees to empower the Option to the Purchaser and the Purchaser agrees to accept the Option.
         2.2 Subject to Clause 2.1 of this Contract, when the Purchaser get the Option, the Vendors shall give and shall procure that the Purchaser and/or any persons authorized by it in writing will be given such access to the premises and all books, documents, title deeds, records, returns, approvals, correspondence and accounts of the Company and its subsidiaries and all such information relating to the Company as may be reasonably requested by or on behalf of the Purchaser to undertake and conduct a full due diligence (including but without limitation, in all legal, financial and commercial aspects) against the Company and be permitted to take copies of any such books, documents, title deeds, records and accounts and that the directors and employees of the Company shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them. The Purchaser shall complete its due diligence (including without limitation, legal, financial and commercial aspects) in respect of the Company and its subsidiaries and the results of which are, in the absolute opinion of the Purchaser, satisfactory and acceptable to the Purchaser in all respects. On the Date of the Balance Sheet, the Company's net assets which are audited by independent third party CPA are RMB 31,670,678 and the net assets deducted the due shareholder's contribution are RMB 9,670,678.
         2.3 Within the Term of Option, the Vendors shall not sell Sale Interests to any third party and not make guarantee, and/or pledge and/or mortgage or any other types of rights and/or benefit on Sale Interests without the Purchaser's written agreement.


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         2.4      If the Purchaser does not execute Option in accordance with
                  Clause 2.5 and 2.6 and 2.7 of this Contract during the Term of Option, Option shall be cancelled.
         2.5 During the Term of Option, if the Purchaser execute Option, it shall send the written note ( "Option Note") to the Vendors and inform them Completion Day and that it shall own Sale Interests and Transferable Note on the Completion Date.
         2.6 On Completion Date, if the Vendors don't issue the written Transferable Note, the Purchaser automatically receive all the rights of Transferable Note. The Vendor warrants as follow:
                  i. the Purchaser may send the written note (" Information of Transferable Note") to the Vendors during the Term of Transferable Note and inform them to get rid of the debt of the Transferable Note instead that they shall transfer 11% of the entire interest in the registered capital of this Company to the Purchaser in the consideration of RMB(pound)+/-(pound)(R)
                  ii. The Vendors shall transfer 11% of the entire interest in the registered capital of this Company to the Purchaser under the Chinese registration law according to Information of Transferable Note and the Purchaser's or its designated third party shall become the owner in the registry office.
         2.7 The unconcerned matters in relation to the execution of Transferable Note shall be considered by other clauses of this Contract.
         2.8 After the date of the Option Note, The Vendors will not assume any debts and any other duties regards to the Sale Interests(pound) which exist after the date of the Option Note and will not have any creditor's rights and any other rights regards to the Sale Interests(pound) which exists after the date of the Option Note. After the date of the Option Note, The Purchaser will assume any debts and any other duties regarding to the Sales Interests(pound)which exist after the date of the Option Note and will have any creditor's rights and any other rights regarding to the Sale Interests(pound)which exist after the date of the Option Note.

3.       COMPLETION

         3.1      The Completion Day is the date of the Option Note.
         3.2 On Completion, The Vendors shall meet the following requirements:
                  (a) The Vendors shall get all necessary consents permits and approval (whether governmental, regulatory or otherwise) as may be required in respect of the transferring of the Sale Interests from the relevant governmental authorities of the PRC, including but not limited to the ratification from the PRC foreign trade economic bureau or the provincial foreign trade economic department and the Vendors shall inform the Purchaser all the relevant letters, the ratification documents and other relevant documents;
                  (b) Each of the Vendors shall jointly and/or severally (as the case may be) deliver or procure the delivery to the Purchaser of all the following:
                           (i) all constitutional documents, contracts, minute books and records (which shall be written up to date as at Completion);


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                           (ii)     copies of the business license, the name of
                                    the shareholders, the copies of the
                                    shareholders' identity card, the structure of the shareholding and financial statements of the Company;
                           (iii)    other documents, letters and material
                                    which the Purchaser may require;
                  (c) The Vendors shall hold a shareholder meeting approving the following items according to the Purchaser's requirements:
                           (i)      the sale and purchase of the Sale Interests;
                           (ii)     the Transferable Note;
                           (iii) amending the constitution of the Company according to the Purchaser;

                  (d) The Vendors shall complete the change registration procedures regards to the Sale Interests in relevant commercial and industrial bureau and inform the Purchaser all the relevant letters, ratification documents and other relevant documents regards to the above the change procedures..

         3.3 On Completion, The Purchaser shall meet the following requirements:

                  a) The Purchaser shall, if so required, pass of necessary resolutions by shareholders of the Purchaser at a shareholder meeting approving (i) the purchase of the Sale Interests from the Vendors and
                           (ii)the Transferable Note(iii) this Contract.
                  b) The Purchaser shall procure that the directors of the board of Fintel Company make the resolutions and approve: the allotment and issue of the Consideration Shares to the Vendors credited as fully paid;
                  c) The Purchaser having obtained a legal opinion issued by a qualified lawyer (acceptable by the Purchaser) in respect of:

                           (i) the legality and validity of this Contract and the transactions contemplated herein;
                           (ii) the completion of all necessary procedures and obtaining of all necessary approvals regarding the sale and purchase of the Sale Interests;
                           (iii) no change in the permitted scope of business of the Company after the transfer of the Sale Interests;
                           (iv) all other matters reasonably requested by the Vendors.

         3.4 When any of the conditions set out in the Clause 3.2 has been satisfied by the Vendors, unless that the Purchaser may by notice in writing inform the Vendors to waive any of the conditions set out in Clause 3.5, the Purchaser shall procure Fintel Company to allot, issue and credit the Consideration Shares to the Vendors as fully paid.

         3.5 From the date of this Contract to the Completion Date, the Purchaser has the rights at any time in writing to inform the Vendors to waive any of the conditions set out in Clauses 3.2; At same time, the Vendors also have the rights at any time in writing to inform the Purchaser to waive any of the conditions set out in Clause 3.3 from the date of this Contract to the Completion Date.


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         3.6      Clauses 5 to Clause 13 shall survive the Completion.

4.       CONSIDERATION

         4.1 The Consideration for the transferring of the Sale Interests and the issuing of the Transferable Note shall separately be RMB3,800,000 equal to US$460,606 (1USD=RMB8.25) and RMB
                  2,200,000 equal to USD 266,667 (1USD=RMB8.25) which shall be satisfied by the Purchaser in the following manners:
                  i. The Purchaser procuring the Fintel Company to allot, issue and credit the Consideration Shares to the Vendors in the relevant proportions as fully paid on Completion;
                  ii. The Purchaser shall not be obliged to complete the purchase of any of the Sale Interests and the Transferable Note unless the purchase of all the Sale Interests and the Transferable Note is completed simultaneously.

         4.2      The Vendors shall notify the Purchaser in writing at least ten
                  (10) Business Days before the Completion Date of the name(s), the address(es) and other particulars of the registered holder(s) of the Consideration Shares and the board lot denomination of the share certificate(s) in respect of the Consideration Shares to be issued to them or their nominee(s) and all necessary information and details as is reasonably required to enable the share registrars of the Fintel Company to issue the definitive share certificates for such Consideration Shares upon Completion. Otherwise, the Purchaser is entitled to issue such Consideration Shares under the name of the Vendors.
         4.3 The Vendors understand that the Consideration Shares are restricted by the U.S. Securities Act. The Vendors hereby represent and warrant as follow:

                  (a) Vendors bear economic risks: the Vendors have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of its investments in the Purchaser and of protecting its own interests. The Vendors are able to bear the economic risk of this investment;
                  (b) Acquisition for own account: the Vendors are acquiring the Consideration Shares for their respective own account for investment only, and not with a view towards their distribution;
                  (c) Vendors can protect their interests: the Vendors represent that by reason of their management, business or financial experience, the Vendors have the capacity to protect their own interests in connection with the transactions contemplated in this Contract.
                  (d) Information of Fintel Company: the Vendors have had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and have had the opportunity to review the Purchaser's operations and facilities. The Vendors have also had the opportunity to ask questions of and receive answers from the Purchaser and its management regarding the terms and conditions of this investment; Purchaser will provide balance sheet and income statement to Vendors.


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                  (e)      Rule 144: The Vendors have been advised or are aware
                           of the provisions of Rule 144 promulgated under the U.S. Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.
                  (f) Legends: The Vendors understand and agree that the Purchaser will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Consideration Shares, together with any other legends that may be required by state or federal securities laws, or by the Articles of Association and By laws of the Company or by any other agreements between the Vendors and the Purchaser or between the Vendors and any third party:
                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
         4.4 The Purchaser agrees that upon expiry of the Restricted Trading Period, upon presentation of the Consideration Shares Certificate to Purchaser, under the terms and conditions of this Contract, Purchaser will commerce within 7 business days all necessary formalities and registration procedures as may be required under the U.S. Securities Act and the applicable State securities law to enable the Consideration Shares to become freely transferable and saleable.

5. THE SHAREHOLDERS MEETING, BOARD AND MANAGEMENT OF THE COMPANY AFTER THE SALE AND PURCHASE OF SALE INTERESTS

         5.1 The shareholders meeting which is formed by all shareholders shall be the highest power organization of the Company. The methods and the procedures of discussing business in the shareholders meeting and the scope of power of the shareholders meeting shall be ruled by "the Company Law of the PRC " and the Company's constitution amended under Clause 3.1 of this Contract.
         5.2 After the sale and purchase of Sale Interest, The Company shall set up the Board, the members of the Board are not more than 5 people and the Purchaser has the rights to designate 1 director in the Board. The business and operations of the Group shall be managed by the Board.
         5.3 The Chairman of the Board and the legal representative of the Company shall be nominated and appointed by the Board.


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         5.4      The financial controller and/or the chief financial officer of the Company shall be nominated and appointed by the Board.
         5.5 The power scope of the Board, the rules and the way of discussing the business in the Board and the matters which are not concerned in Clause 5 shall be ruled by "the Company Law of the People's Republic of China" and the Company's constitution amended under Clause 3.1 of this Contract.
         5.6 The General Manager takes charge of the Company under the leading of the Board. The power scope of the General Manager, the rules and the way of discussing the business of the General Manager are ruled by " the company law of the People's Republic of China" and the Company's constitution amended under Clause 3.1 of this Contract.

6.       DISPOSAL OF CONSIDERATION SHARES

                  Each of the Vendors agrees and acknowledges that the Consideration Shares are subject to the United States Securities and Exchange Commission ("SEC") Rule 144 and in particular, hereby jointly and severally undertakes to and covenants with the Purchaser and the Fintel Company that it will not, during the Restricted Trading Period, dispose of (including without limitation by the creation of any option, charge or other Encumbrance or rights over or in respect of) any of the Consideration Shares or any interests therein owned by him/her or any interests which it/he/she obtains , directly or indirectly, immediately after Completion.

7.       REPRENSENTATIONS AND WARRANTIES

         7.1      REPRESENTATIONS AND WARRANTIES FROM THE VENDORS

                  1. The Company is a domestic joint venture company with limited liability duly established and validly existing under the laws of the PRC and has the corporate powers to carry on the business presently carried on by it and to own and hold the assets used therewith.
                  Each subsidiary of the Company is duly established and in validly existing under the laws of the place of its incorporation and has the corporate powers to carry on the business presently carried on by it and to own and hold the assets used therewith.

                  2. The facts and information set out in the recitals and Clause 2.2, the Schedules and all documents attached are true and all information which has been provided in writing to the Purchaser or its representatives or advisers by the Vendors or by any Director, officer, professional advisers or agents of the Company by was when given and is now true and accurate in all material respects. There is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Sale Interests in accordance with the provisions of this Contract.
                  3. The information disclosed to the Purchaser or its representatives or professional advisers, by the Vendors and the directors, officers or other officials of the Company regarding its current status or prospects comprises all information which is material for the reasonable assessment of the financial and trading prospects of the Company or its subsidiaries as a whole.


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                  4.       The copies of the memorandum, the Articles of
                           Association, resolutions of the Board meeting and shareholders meeting and other material contrats, of the Company which have been provided to the Purchaser are true The Company has at all times carried on its business and affairs in all respects in accordance with the above mentioned documents.
                  5. The Sale Interests at the date of this Agreement are fully paid up and are legally owned by the Vendors. There is not any guarantees , mortgages or pledges and other forms of third party's benefit on, over or affecting the Sale Interests.
                  6. The accounting systems of the Company and its subsidiaries comply with `the Accounting Law of the PRCand other relevant accounting regulations and laws. All the books of the account of the Company and its subsidiaries are true and accurate in all material respects and there is no loss at the Date of the Balance Sheet of the Company;
                  7. The vendors engage the qualified auditor to audit the Company for each year or each quarter. At the Date of the Balance Sheet and the future, the Vendors shall disclose a true and fair view of the assets and liabilities of the Company and its subsidiaries and its profits for the financial year ended on such date and the future;
                  8. The Company and its subsidiaries have paid all the taxes before the Completion or will pay all the taxes according to the tax laws and regulations and disclose all tax evasion or legally tax evasions or other tax problems which can seriously affect the Purchaser's intent of purchasing the Sale Interests. The Company and its subsidiaries have not or will not pay any fine, penalty and interests according to the tax laws, regulations and rules. The Company and its subsidiaries have not during the last 3 years been the subject of any discovery, audit or investigation by any Taxation authority and there are no fact which is likely to cause such discovery, audit or investigation to be made.
                  9. The Vendors covenant and undertake that prior to Completion and without the prior written consent of the Purchaser, the Vendors shall procure that the Company and its subsidiaries shall not:

                           a. enter into any option in respect of any part of its assets;
                           b. dispose of or agree to dispose of or grant any option in respect of any part of its assets;
                           c. borrow any money or make any payments out of or drawings on its bank account(s) other than routine payments;
                           d. enter into any unusual or abnormal contract or commitment;
                           e.       make any loan;
                           f. enter into any leasing, purchase or other agreement or arrangements for payment on deferred terms;
                           g. declare, make or pay any dividend or other distribution or do or suffer anything which may render its financial position less favourable than as at the date of this Agreement;
                           h. grant or issue or agree to grant or issue any mortgages, charges, debentures or other securities or give or agree to give any guarantees or indemnities;
                           i. make any change in the terms and conditions of employment or pension benefits of any of its directors or employees or employ or terminate (other than for good cause) the employment of any person;


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                           j.       create, issue or grant any option in respect
                                    of any type of share or loan capital or
                                    agree so to do; k. in any other way depart from the ordinary course of its respective day-to-day business regarding either the nature scope or manner of conducting the same;
                           l. voluntarily contravene or fail to comply with any material obligation, statutory or otherwise; and
                           m. do anything whereby its financial position will be rendered less favourable than at the date hereof.

                  10. After the date of the Contract, the Vendors, required by the Purchaser as shareholder, shall hire the qualified and licensed accountant in the PRC (Excluding Hongkong, Marco and Taiwan) to audit the Company for each financial year .

         7.2      REPRESENTATIONS AND WARRANTIES FROM THE PURCHASER

                  1. The Company is a company duly established and validly existing under the laws of the Hongkong and has the corporate powers and authorises to carry on the business presently carried on by it and to own and hold the assets used therewith. The Fintel Company is a listed company duly established and validly existing under the laws of USA.

                  2. The Purchaser procure that Fintel Company will issue the Consideration Shares according to the terms and conditions of this Contract.

8.       LIABILITY FOR THE BREACH OF THIS CONTRACT

         8.1. The Vendors and Purchaser shall fulfill the Contract properly and timely, Should all or part of this Contract be unable to be fulfilled as the result the breach of one party, the breaching party shall bear the liabilities thus caused.

         8.2.     Should the Vendors break the warranties regulated in Clause
                  8.1 and cause the Purchaser's economic loss and expenses ( including the legal fees ), the Vendors shall bear the liabilities thus caused.

9.9.     PRICE ADJUSTMENT

         9.1 If the 12 months, 24 months and 36 months of Restricted Trading Period are over, the value of the freely transferable Consideration Shares which the Vendors or their designated persons are owner, that is the freely transferable Consideration Shares x the average price of 30 trading days before the end of Restricted Trading Period, is less than the twice of the value of the freely transferable Consideration Shares on Completion Date, the Vendors inform the Purchaser in written note(the Vendors' note) and ask the Purchaser execute the following price adjustments. The Purchaser shall choose one of the following ways to execute the price adjustments within 30 business days after the Vendors' note.


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                  (a) To pay back cash according to the following formula: the
                  Cash paid back = the twice of the value of freely transferable Consideration Shares on Completion Date -(the freely transferable Consideration Shares x the average price of 30 trading days before the Restricted Trading Period(including the ending day of the Restricted Trading Period));

                  (b) Procure the Fintel Company issue and allot new restricted shares of the Fintel Company in the name of the Vendors or their nominees, which are restricted according to Rule 144 promulgated under the U.S Securities Act and are calculated by the Cash paid back / the average share price of 30 business days before the Restricted Trading Period(including the ending day of the Restricted Trading Period).

         9.2 If the value of the freely transferable Consideration Shares on the ending days of the Restricted Trading Period and the days that the Vendors sell is more than twice of the value of the freely transferable Consideration Shares on Completion, the Purchaser shall have the rights to share 50% of difference.

         9.3 If the Company is listed in any security exchange board after within 12 months after the Completion, the Clause 9 of the Contract shall be not valid.

10.      TERMINATION AND AMENDMENTS

         10.1 The Vendors and the Purchasermay agree in writing to terminate this Contract after negotiations. 10.2 The Vendors and the Purchaser may terminate this Contract according to the following conditions:
                  1. Should this Contract be unable to be fulfilled materially due to the Force Majeure, the Vendors and the Purchaser have the rights to terminate this Contract without any liabilities.
                  2. Should one party be unable to fulfil this Contract improperly and cause to break this Contract fundamentally, the non-breaching party has the right-to terminate this Contract, the breaching party shall bear the responsibilities thus caused.
                  3.       Other situations regulated by the relevant laws.

11.      CONFIDENTIALITY AND ANNOUNCEMENTS

         11.1 Each of the parties undertakes to the others that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body or regulatory authorities, or to its


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

                  respective officers or employees whose province is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavors to prevent the publication or disclosure of any such confidential information concerning such matters.
         11.2 No public announcement or communication of any kind shall be made in respect of the subject matter of this Contract unless specifically agreed between the parties or unless an announcement is required pursuant to the applicable laws and the regulations or the requirements of any relevant stock exchange or any other regulatory body or authority. Any announcement by any party required to be made pursuant to any relevant laws or regulation or the requirements of the relevant stock exchange or any other regulatory body or authority shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

12.      GOVERNING LAW AND JURISDICTION

         12.1 This Contract shall be governed by and construed in accordance with the laws of Hong Kong.
         12.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach termination or invalidity thereof, shall be settled firstly by friendly negotiations; In case no settlement can be reached through negotiation, the disputes shall be submitted to the Court wit jurisdiction in HongKong.

13.      FURTHER PROMISE

         13.1 The Vendors shall promise that the net asset of the Company deducted the due shareholder's contribution at the end of the 12nd month from the Completion Date shall be not less than RMB 15 million. Should the Vendors may not fulfill this promise, the Purchaser is entitled to withdraw all the Consideration Shares and return the Sale Interests purchased and the Transferable Note acquired from the Vendors.
         13.2 The Vendors shall promise that the net asset of the Company deducted the due shareholder's contribution at the end of the 24th month from the Completion Date shall be not less than RMB 25 million. Should the Vendors may not fulfill this promise, the Purchaser is entitled to withdraw 25% of Consideration Shares and retain the Sale Interests purchased and the Transferable Note acquired from the Vendors.

14.      REPURCHASING

         14.1 The Vendors have the right to repurchase the Sales Interests and the Transferable Note of the Company within the 33rd month from the Completion Date.
         14.2 The Vendors shall not repurchase any portion of Sales Interests and the Transferable Note of the Company while it shall repurchase all the Sales Interests and the Transferable Note purchased by the Purchaser from the Vendors.
         14.3 The Repurchasing price shall be calculated as follows: (unsold Consideration Shares + sold Consideration Share) X ( the average price of 30 trading days before Completion Date) X 8.25


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         14.4     The Repurchasing price shall be transferred to the account number designated by the Purchaser within sixty (60) days from the day when the Vendors require the Repurchasing.

5.       MISCELLANEOUS

         15.1 This Contract constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes all previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof and the parties acknowledge that no claim shall arise in respect of any agreement so superseded.
         15.2 Any variation to this Contract shall be binding only if recorded in a document signed by all the parties hereto. 15.3 The obligations, liabilities (including without limitation: breach of warranties) and undertakings of the Vendors shall be joint and several.
         15.4 This Contract shall be binding upon and ensure for the benefit of the successors of the parties but shall not be assignable.
         15.5 All provisions of this Contract t, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.
         15.6 If any provision of this Contract shall be held to be illegal or unenforceable, the enforceability of the remainder of this Agreement shall not be affected.
         15.7 The Purchaser shall not be responsible for any government fees and tax and other additional expenses(including lawyer fees) caused by the Vendors according to this Contract


IN WITNESS WHEREOF THIS CONTRACT HAS BEEN DULY EXECUTED BY ALL PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN.

THE VENDORS

XIAO GEHUI

WU ZHAN
LI YU
WANG JIN

THE PURCHASER
FINTEL GROUP LTD.(STAMP)
AUTHORIZATION